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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement    [ ]    Confidential, For Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Under Rule 14a-12

                               SL Industries, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        [X] No fee required.
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
            0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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        [ ] Fee paid previously with preliminary materials:

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        [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

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        (2) Form, Schedule or Registration Statement No.:

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        (3) Filing Party:

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        (4) Date Filed:

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                           EXPLANATORY NOTE

     The Registrant sent an e-mail to Institutional Shareholder Services (ISS) on the evening of January 16, 2002 containing the text of the letter filed herewith. The Registrant then mailed the letter to ISS in the form filed herewith on January 17, 2002.

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[SL INDUSTRIES, INC. LETTERHEAD]

                                                              OWEN FARREN
                                                          Chairman, President
                                                       & Chief Executive Officer

January 17, 2002

Mr. Ram Kumar
Mr. Vittorio Lara
Mr. Patrick McGurn
Ms. Shirley A. Westcott
Institutional Shareholder Services
2099 Gaither Road, Suite 501
Rockville, MD  20850-4045

Dear Messrs. Kumar, Lara and McGurn and Ms. Westcott:

We appreciate the opportunity to set the record straight with respect to certain statements contained in your Proxy Analysis report for SL Industries, Inc.

We are writing this letter in order that you, your clients and other shareholders have all the information concerning the allegations of Warren Lichtenstein of Steel Partners, which you have published, claiming that management rebuffed a "purchase offer" made by one of the Company's investors within the past two years at a substantial premium at the time.

We understand that this investor, which we take to be Oaktree Capital Management or its business associate, GFI Energy Ventures (collectively "Oaktree"), has made a similar claim to you as indicated by your report.

The true facts of their dealings with our Board and management over the past several years offer proof that their claims are false and designed, in our view, to get Lichtenstein's group control of SL's Board.

        - Oaktree has been provided every opportunity to bid for all or any part of SL as part of SL's public sales process.* On April 18, 2001, they were provided the standard form of confidentiality agreement for prospective purchasers. The confidentiality agreement was negotiated and then signed with them on May 31.

        - On June 1, they were sent the Confidential Information Memorandum on SL and its businesses being provided to prospective purchasers. Three days later, on June 4, Oaktree contacted SL's investment bankers, Credit Suisse First Boston Corporation ("CSFB"), and Oaktree told CSFB that they no longer had any interest in pursuing an acquisition of SL.

        - Two days later, CSFB recontacted Oaktree to determine why they declined to participate in the process. Oaktree said they could not make a bid acceptable to other shareholders of SL.


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Mr. Ram Kumar
Mr. Vittorio Lara
Mr. Patrick McGurn
Ms. Shirley A. Westcott
January 17, 2002
Page Two


        - Nevertheless, a little over two months later, just after SL's announcement on August 7 that it had asked CSFB to solicit potential purchasers of SL's power motion or power electronic groups as stand alone transactions, CSFB once again contacted Oaktree. CSFB inquired if Oaktree was interested in bidding or exploring a transaction for these businesses. Oaktree repeated that it was not interested.

        - At no time since August 2001, has Oaktree, GFI Energy Ventures or anyone on their behalf contacted SL management, CSFB or SL's directors.

The older contacts with Oaktree and GFI again demonstrate that they have not been rebuffed from making an offer for the Company. In March of 1998, GFI submitted a non-binding preliminary proposal to purchase newly issued convertible debentures of SL for $11.49 million. Their purpose in acquiring the debentures was to obtain, at the equivalent of $10 per share, 20% of the then outstanding shares of SL.

Previous to this, GFI had encouraged the management of SL to participate in a going private transaction with GFI, which had been rejected by SL because of the potential conflicts with other shareholders who would not get to participate in the upside as part of the buyout group and instead would only get an unattractive and low or non-premium offer. In 1998 GFI had also discussed a stock for stock transaction whereby SL would, in effect, buy one of their companies, PML, and GFI would end up as a significant investor in a larger SL. This transaction would have been dilutive to SL shareholders and was rejected by the Board.

After rejection by SL of the PML transaction, several discussions were held in 1998 with Oaktree regarding Oaktree's (or GFI's) interest in buying the entire Company, but at no time did SL receive a proposal or any other offer in writing that could be considered and form a basis for negotiations or commencement of due diligence. As we indicated today, in June and July of 2000, Oaktree again approached the Company and was told if Oaktree had an offer to make, they should give the SL Board something in writing to evaluate. The Board was not willing, without a price or any other significant terms, to open up the Company for due diligence. No further contact was made with the Company by Oaktree until February 2001, after the Company had announced its engagement of CSFB and its public process to consider strategic alternatives to maximize value.

It is equally telling to look at the disclosures in Oaktree's Schedule 13D's, beginning on October 16, 1998. These totally passive disclosures are consistent in that they are void of any mention of proposals for the Company or its businesses that would be required if they truly had made any form of bona fide proposal. While Oaktree in their 13D's has said they may make proposals to the Company or have discussions with the Company or other shareholders, the law is clear that if


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Mr. Ram Kumar
Mr. Vittorio Lara
Mr. Patrick McGurn
Ms. Shirley A. Westcott
January 17, 2002
Page Three


they actually make proposals to SL to purchase the Company, they must disclose such proposals. No such disclosures were ever made. They did not even see fit to update their 13D's to indicate that they signed a confidentiality agreement in order to participate, received a book and ultimately declined to participate in SL's process.

We again thank you for your time and consideration of this important matter.

Sincerely,

/s/ Owen Farren

Owen Farren






*On February 14, 2001, SL announced a process to consider strategic alternatives to maximize values. On March 19, SL announced that it would explore with CSFB the sale of the Company. The actual entity that signed the Oaktree confidentiality agreement was OCM/GFI Power Opportunities Fund L.P., of which Oaktree is co-general partner.